530-8th Avenue S.W., Calgary, AB T2P 3S8	Tel.: (403) 267-6800 Fax: (403) 267-6529

REVISED

March 5, 2003

Alberta Securities Commission The Manitoba Securities Commission Securities Commission of Newfoundland Ontario Securities Commission Commission des valeurs mobilières du Québec Toronto Stock Exchange	British Columbia Securities Commission Office of the Administrator, New Brunswick Nova Scotia Securities Commission Registrar of Securities, Prince Edward Island Saskatchewan Securities Commission

Dear Sirs:

Subject:	Pengrowth Energy Trust Meeting of Trust Unitholders Pengrowth Corporation Meeting of Shareholders and Royalty Unitholders

We advise the following with respect to the upcoming meeting of Unitholders for the subject Energy Trust:

1.	Meeting Type	Annual General and Special Meeting
2.	Security Description of Voting Issue	Trust units
3.	CUSIP Number	706902103
4.	Record Date	March 28, 2003
5.	Meeting Date	April 29, 2003
6.	Meeting Location	Calgary AB

Yours truly,

COMPUTERSHARE TRUST COMPANY OF CANADA

“Signed by”
Jodie
Hansen
Assistant Corporate Trust Officer